UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021

Arena Fortify Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41046	86-2228751
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 Lexington Avenue, 59th Floor

New York, New York 10174

(Address of principal executive offices, including zip code)

212-612-3205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-half of one redeemable warrant	AFACU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	AFAC	The Nasdaq Stock Market LLC

Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50

Shares of Class A common stock underlying redeemable warrants included as part of the units

	AFACW AFAC	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 15, 2021, Arena Fortify Acquisition Corp. (the “Company”) consummated an initial public offering (the “IPO”) of 17,250,000 units, including 2,250,000 units issued upon exercise in full by the underwriters of their option to purchase additional units (the “Units”) at an offering price of $10.00 per Unit, generating gross proceeds of $172.5 million. Simultaneous with the consummation of the IPO and the issuance and sale of the Units, the Company (i) consummated the private placement of 5,450,000 private placement warrants, including 450,000 private placement warrants issued in connection with the exercise in full by the underwriters of their option to purchase additional Units, at a price of $1.00 per private placement warrant, to Arena Fortify Sponsor LLC (the “Sponsor”), Cowen Investments II LLC (“Cowen”) and Intrepid Financial Partners, L.L.C. (“Intrepid” and, collectively with the Sponsor and Cowen, the “Initial Stockholders”), generating total proceeds of $5.45 million (the “Private Placement Proceeds”) and (ii) issued promissory notes to each of the Initial Stockholders, generating aggregate gross proceeds to the Company of $3.45 million (the “Initial Stockholder Loan Proceeds”). The net proceeds from the IPO, together with a portion of the Private Placement Proceeds and the Initial Stockholder Loan Proceeds, totaling $175,950,000 in the aggregate (the “Offering Proceeds”), were placed in a trust account established for the benefit of the Company’s public stockholders and the underwriters of the IPO with Continental Stock Transfer & Trust Company acting as trustee. Except for the withdrawal from interest earned on the Offering Proceeds in the trust account to fund franchise and income taxes payable, if any, none of the funds held in the trust account will be released until the earlier of: (i) the completion of the Company’s initial business combination, (ii) the redemption of any of the Company’s public shares properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of its obligation to redeem 100% of the Company’s public shares if it does not complete its initial business combination within 15 months from the closing of the IPO or (B) with respect to any other provision relating to stockholders’ rights, and (iii) the redemption of the Company’s public shares if it is unable to complete its initial business combination within 15 months from the closing of the IPO, subject to applicable law.

An audited balance sheet as of November 15, 2021 reflecting receipt of the Offering Proceeds has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Audited Balance Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2021

ARENA FORTIFY ACQUISITION CORP.

By:	/s/ Kieran Goodwin
Name:	Kieran Goodwin
Title:	Chief Financial Officer